UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

MagneGas Corporation.
(Exact Name of Registrant As Specified In Charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Rd Tarpon Springs, FL 34689
(Address of Principal Executive Offices)

(727) 934-3448
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Principal Officer and Director

On December 21, 2010, Mr. Richard Connelly resigned as a member of the Board of Directors of MagneGas Corporation (the “Company”).  Mr. Connelly’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Mr Connelly has accepted a position with the Company as Executive Vice-President of Global Industrial Fuels.

Appointment of Principal Officer and Director

On December 21, 2010, the Board of Directors of the Company appointed Mr. Scott Wainwright as Interim President and as a member of Company’s board of directors.

Mr. Scott Wainwright, Age 39, President and Director

Prior to joining MagneGas, Mr. Wainwright founded and served as CEO of First Chance Properties and Investment, a real estate development company from 2003-2009 where he honed his financial, transactional and management skills, growing the business to 30 employees and implementing various development and consulting projects. He previously founded and served as CEO of Future Marketing, Inc., a marketing company from 2001 to 2003 providing advertising, marketing and promotional services for such industry leaders as Land Rover, Ford and Chrysler. Scott is also an expert on government contracts and is GSA certified.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Wainwright.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between the Company’s and any of it directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

MAGNEGAS CORPORATION

Date: December 22, 2010	By:	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer